Exhibit 10.1

May 22, 2025

1st Amendment and Restatement Agreement relating to USD 2,250,000 LOAN AGREEMENT

(1. Nachtrags- und Neufassungsvereinbarung zum USD 2.250.000 Darlehensvertrag)

between

Sportstech Brands Holding GmbH

as Borrower

and

Interactive Strength Inc.

as Lender

Contents

CLAUSE PAGE

1.	Definitions; Interpretation and Finance Document	3
2.	Conditions Precedent	4
3.	Amendment of Original Loan Agreement; Continuity of Provisions	4
4.	Continuation of Transaction Security	4
5.	Representations and Warranties	4
6.	Further Assurance	5
7.	Termination	5
8.	Costs and Expenses	5
9.	Miscellaneous	5
10.	Conclusion of this Agreement (Vertragsschluss)	6
11.	Governing Law and Jurisdiction	7

SCHEDULE PAGE

Schedule 1 Conditions Precedent	9
Schedule 2 Amended and Restated Agreement	10

THIS Amendment and restatement AGREEMENT (the "Agreement") is entered on 22 May 2025

BETWEEN:

(1) Sportstech Brands Holding GmbH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at Karl-Liebknecht-Straße 7, 10178 Berlin, Germany and being registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Charlottenburg under registration number HRB 142084 B;

– the "Borrower" –

(2) Interactive Strength Inc., incorporated under the laws of Delaware, United States, having its registered office at 1005 Congress Avenue, Suite 925, Austin, TX 78701;

– the "Lender" –

The parties (1) through to (2) will hereafter be referred to jointly as the "Parties" and individually as a "Party".

Preamble

(A) On 27 January 2025, the Parties to this Agreement have entered into a USD 2,250,000 Loan Agreement (the "Original Loan Agreement").

(B) The Parties have agreed to amend and restate the Original Loan Agreement as set out in this Agreement.

NOW IT IS AGREED as follows:

1. Definitions; Interpretation and Finance Document

1.1 Definitions

Subject to Clause 1.2 (Interpretation) below, in this Agreement the following terms shall have the meanings set out below:

Amended and Restated Agreement means the Original Loan Agreement as (to be) amended and restated by this Agreement in the form set out in Schedule 2 (Amended and Restated Agreement).

Effective Date has the meaning given to such term in Clause 2 (Conditions Precedent).

Secured Obligations has the meaning given to such term in the relevant Transaction Security Document.

Transaction Security has the meaning given to such term in the Original Loan Agreement.

Transaction Security Document has the meaning given to such term in the Original Loan Agreement.

1.2 Interpretation

(a) Unless otherwise defined herein, a term defined in the Original Loan Agreement has the same meaning in this Agreement.

(b) The principles of interpretation set out in the Original Loan Agreement shall have effect as if set out in this Agreement.

1.3 Finance Document

The Parties hereby designate this Agreement as a Finance Document.

2. Conditions Precedent

2.1 The amendments pursuant to Clause 3 (Amendment of Original Loan Agreement) shall become effective on the date upon which the Lender confirms to the Borrower in writing that is has received (in form and substance satisfactory to it) all the conditions precedent listed in Schedule 1 (Conditions Precedent) (the "Effective Date").

2.2 The Lender shall promptly confirm to the Borrower the satisfaction of the conditions precedent.

3. Amendment of Original Loan Agreement; Continuity of Provisions

3.1 With effect from the Effective Date, the Original Loan Agreement shall be amended and restated as set out in Schedule 2 (Amended and Restated Agreement).

3.2 With effect from the Effective Date, the Original Loan Agreement shall be read and interpreted as amended and restated as set out in Schedule 2 (Amended and Restated Agreement) and references to the Original Loan Agreement shall be read and construed as references to the Amended and Restated Agreement.

3.3 For the avoidance of doubt, the Original Loan Agreement shall continue in full force and effect in the form as amended by this Agreement. Nothing in this Agreement shall be construed as a cancellation or annulment of the Original Loan Agreement.

4. Continuation of Transaction Security

The Borrower confirms, acknowledges and agrees that:

(a) the Transaction Security shall continue in full force and effect in all respects; and

(b) any Transaction Security Document continues to secure the Secured Obligations set out in the relevant Transaction Security Document to their full extent, as the same may be extended by this Agreement.

5. Representations and Warranties

The Borrower hereby makes the representations and warranties set out in Clause 10 of the Amended and Restated Agreement on the date of this Agreement and, by reference to the facts and circumstances then existing, on the Effective Date.

6. Further Assurance

The Borrower shall, at the request of the Lender and at its own costs and expenses, do all such acts and things necessary or desirable to give effect to the provisions of this Agreement.

7. Termination

If the Effective Date has not occurred by May 30, 2025 (4:00 pm CET) (or such later date agreed by the Parties), this Agreement shall cease to have effect, except for Clause 8 (Costs and Expenses) and Clause 11 (Governing Law and Jurisdiction).

8. Costs and Expenses

The Borrower shall be liable and shall promptly pay on demand to the Lender the amount of all costs (including any court costs) and expenses (including legal or other advisers' fees calculated on the basis of working hours), in each case plus VAT apportionable thereto (if any), reasonably incurred by the Lender in connection with:

(a) the negotiation, preparation, execution and performance of this Agreement and the Finance Documents referred to in Clause 5 of Schedule 1 (Conditions Precedent) provided that such reimbursement pursuant to this paragraph (a) shall be limited to an aggregate amount of EUR 10,000.00 (in each case plus VAT and costs (if any)) for the negotiation, preparation and execution of the aforementioned Finance Documents;

(b) fees for the confirmation of pledge of all shares in the Borrower pursuant to Clause 5 (a) of Schedule 1 (Conditions Precedent); and/or

(c) the preservation and/or enforcement of its rights under the Finance Documents, and/or the realization of collateral.

9. Miscellaneous

9.1 Partial Invalidity and Contractual Loophole

(a) If, at any time, any provision of this Agreement is or becomes fully or in partially invalid, illegal, unenforceable or impractical in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired. The invalid, illegal, unenforceable and/or impracticable provision shall be deemed to be replaced by such valid, legal and enforceable provision or arrangement which comes as close as possible to the spirit and economic purpose of this Agreement and the original intent of the Parties. The Parties expressly agree that the foregoing provision does not merely shift the burden of proof but that Section 139 BGB shall entirely not apply so that none of the Parties have to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the invalid, illegal, unenforceable and/or impracticable provision.

(b) In the event of any omission or contractual loophole (Vertragslücke) or if any provision of this Agreement is ambiguous or incomplete, the Agreement shall be construed or amended in a manner that best reflects the spirit, contents and purpose of this Agreement and those provisions shall apply that are consistent with what the Parties would have agreed if they had recognised the need for construction or amendment when concluding the Agreement.

9.2 Finance Document

The parties designate this Agreement as a Finance Document within the meaning of the Original Loan Agreement

9.3 Schedules

All Schedules attached hereto form an integral part of this Agreement.

9.4 Amendments

Changes and amendments to this Agreement including this Clause 9.4 shall be made in writing in order to be effective and may be concluded by the exchange of the signed agreement or signed signature page(s) transmitted by means of telecommunication (telekommunikative Übermittlung) by way of fax or attached as an electronic photocopy (pdf, tif, etc.) to electronic mail, unless a stricter form is required by law.

9.5 Counterparts

This Agreement and any amendments hereof may be executed in any number of counterparts and by different Parties hereto on different counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10. Conclusion of this Agreement (Vertragsschluss)

10.1 The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by way of fax or attached as an electronic photocopy (pdf., tif., etc.) to electronic mail. In this event the Parties will transmit the signed signature page(s) of this Agreement to the law firm CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB (the "Recipient"), Attn. André Frischemeier and Lena Schauer. The Agreement will be considered concluded once the Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement and at the time of the receipt of the last outstanding signature page(s). Subsequently the Parties will exchange originals for documentation purposes.

10.2 For the purposes of this Clause 10 only, the Parties to this Agreement appoint the Recipient as agent of receipt (Empfangsvertreter) and expressly allow (gestatten) the Recipient to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, the Recipient will have no further duties connected with its position as Recipient. In particular, the Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

11. Governing Law and Jurisdiction

11.1 Governing Law

This Agreement, its interpretation and any contractual or non-contractual obligations in connection with it are governed by the substantive laws of the Federal Republic of Germany.

11.2 Jurisdiction

(a) The courts of Frankfurt am Main, Germany shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b) The Parties agree that the courts of Frankfurt am Main, Germany, are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) The Lender shall also be entitled to bring any legal action relating to a Dispute before any court having jurisdiction pursuant to EU Regulation No. 1215/2012 dated 12 December 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters or under the Lugano Convention on Jurisdiction and Recognition and Enforcement of Judgements in Civil and Commercial Matters of 30 October 2007 (in each case as amended from time to time).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

Sportstech Brands Holding GmbH
represented by:
/s/ Ali Ahmad
Name: Ali	Ahmad
Title: CEO

Interactive Strength Inc.
represented by:
/s/ Trent Ward
Name: Trent	Ward
Title: CEO

[Signature page – Interactive – Amendment and Restatement Agreement] 8

Schedule 1
Conditions Precedent

1. A commercial register extract (Handelsregisterausdruck) not older than fourteen (14) days, its articles of association (Satzung), copies of any by-laws (if applicable) as well as a list of shareholders (Gesellschafterliste).

2. A copy of a resolution duly passed by all the holders of the issued shares of the Borrower:

(a) approving the entry into, terms of and transactions contemplated by this Agreement; and

(b) authorising specified persons to execute this Agreement, to give all notices and take all other action in connection with this Agreement.

3. A sample of the signature of each person authorised by the resolutions referred to in paragraph 2(b) above.

4. This Agreement duly executed by the Borrower.

5. A copy of the following confirmation of the Transaction Security Documents duly executed by the Shareholder:

(a) a confirmation of the existing pledge of all shares in the Borrower and subordinated pledge; and

(b) a confirmation of the existing payment guarantee;

6. A copy of an amendment of the existing Luxembourg law governed fee letter concerning the extension fee.

7. Payment by the Borrower of the costs and expenses referred to in Clause 8 (Costs and Expenses).

8. A copy of any other authorisation, document, opinion or assurance that the Lender considers necessary in connection with the entry into, and performance of, the transactions contemplated by this Agreement or for this Agreement to be valid and enforceable.

Schedule 2
Amended and Restated Agreement

(see attached)